UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2007

 ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-30486	65-0738251
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		Number)

420 Lexington Avenue, New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (646) 227-1600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

{K0347610.1}

Item 4.01.     Changes in Registrant's Certifying Accountant.

      (a) On May 3, 2007, Advanced Communications Technologies, Inc. (the "Company") received notice that Berenson LLP, the Company's independent registered public accountants, had combined with J.H. Cohn LLP, with J.H. Cohn LLP as the surviving entity ("J.H. Cohn"). On May 11, 2007, the Audit Committee of the Company's Board of Directors approved the engagement of J.H. Cohn as Berenson's successor to continue as the Company's independent registered public accountant for the fiscal year ending June 30, 2007.

      The reports of Berenson on the financial statements of the Company as of and for the fiscal year ended June 30, 2006 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Berenson's report on the Company's financial statements for fiscal year ended June 30, 2006 did contain an explanatory paragraph regarding their substantial doubt as to the Company's ability to continue as a going concern, and the lack of any adjustments to the financial statements that might result from that circumstance.

      During the Company's fiscal year ended June 30, 2006 and subsequent interim period preceding the engagement of J.H. Cohn, there were no disagreements between the Company and Berenson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Berenson, would have caused Berenson to make reference to the subject matter of the disagreements in connection with its audit reports on the Company's financial statements. During the Company's past fiscal year and the interim period through the engagement of J.H. Cohn, Berenson did not advise the Company of any of the matters specified in Item 304(a)(1)(iv)(B) of Regulation S-B.

The Company engaged Berenson LLP ("Berenson") to serve as the independent public accountants on January 11, 2006. During the Company's fiscal years ended June 30, 2004 and June 30, 2005, and the interim period through January 11, 2006, the Company had no consultations with Berenson concerning: (a) the application of accounting principles to a specific transaction or the type of opinion that might be rendered on the Company's financial statements as to which the Company received oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-B.

      The Company has provided Berenson with a copy of the above disclosures as required by Item 304(a) of Regulation S-B in conjunction with the filing of this Form 8-K. The Company has requested that Berenson deliver to it a letter addressed to the Securities and Exchange Commission stating whether Berenson agrees with the disclosures made by the Company in response to Item 304(a) of Regulation S-B, and if not, stating the respects in which it does not agree. Berenson's letter is filed as Exhibit 16 hereto and incorporated herein by reference.

      (b) During the Company's fiscal years ended June 30, 2006 and 2005 and subsequent interim period preceding the engagement of J.H. Cohn, the Company had no consultations with J.H. Cohn regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements as to which the Company received oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-B.

Item 9.01.     Financial Statements and Other Exhibits.

(d) Exhibits.

Exhibit No.	Description
16	Letter of Concurrence From Berenson LLP Regarding Change in Certifying Accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

Dated: May 16, 2007	By:	/s/ John E. Donahue

Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description
16	Letter of Concurrence From Berenson LLP Regarding Change in Certifying Accountant